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                                                                   EXHIBIT 10.35


                          EXECUTIVE SEVERANCE AGREEMENT

         THIS EXECUTIVE SEVERANCE AGREEMENT (this "Agreement") is entered into as of the 19th day of March, 2001, by and between RightCHOICE Managed Care, Inc., a Delaware corporation ("RightCHOICE"), and Mike Fulk (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, RightCHOICE has engaged the services of Executive as an "at-will" employee of RightCHOICE; and

         WHEREAS, RightCHOICE and Executive have entered into an Officer Severance Agreement dated March 19, 2001 (the "Officer Agreement") under which, as a condition of Executive's employment, Executive has agreed to be bound by certain covenants set forth in the Officer Agreement and RightCHOICE has agreed to provide Executive certain severance benefits upon the terms and conditions set forth in the Officer Agreement;

         WHEREAS, the Compensation Committee of RightCHOICE's Board of Directors believes that the concerns applicable to senior executives when certain corporate events occur are such that, in order to facilitate senior executives' focusing on management issues in a manner that best serves the interests of all stakeholders, such executives of RightCHOICE should have the protections set forth herein in the event that a Change of Control (as defined herein) occurs.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                    SECTION 1
                                TERM OF AGREEMENT

         This Agreement shall be effective as of the date first written above and shall continue in effect until terminated in accordance with the provisions of Section 5 hereof.

                                    SECTION 2
                                   DEFINITIONS

         The following definitions shall apply for purposes of this Agreement:

         A. Affiliate. "Affiliate" shall have the same meaning as it is given in the Officer Agreement.


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         B.       Annual Compensation. "Annual Compensation" shall mean the
highest aggregate amount of the following items of compensation paid in cash (or which would have been paid in cash if they were not deferred pursuant to any qualified or nonqualified deferred compensation arrangement or contributed to a welfare benefit plan pursuant to an election under a cafeteria plan) to Executive by Company during a calendar year which is in the most recent five-consecutive-calendar-year period (or such shorter period of consecutive calendar years during which Executive has been employed by Company) ending on or before the date of a Change of Control:

                           (i) base salary; and

                           (ii) payments under any of the following incentive
                                programs:

                                    -        Management Incentive Plan (MIP);
                                    -        ABCBS Incentive Plan (AIP);
                                    -        Sign-On Bonus;
                                    -        Sales Incentive Plan; and
                                    -        payments under any other incentive
                                             programs to the extent that the
                                             Compensation Committee of the
                                             RightCHOICE Managed Care, Inc.
                                             Board of Directors specifically
                                             approves payments under such
                                             incentive programs for inclusion in
                                             Annual Compensation for purposes of
                                             this Agreement.

For purposes of clarity and without limiting the generality of the foregoing definition, no amounts paid to Executive pursuant to any qualified or nonqualified deferred compensation arrangement, any cafeteria plan or any other benefit plan qualify for inclusion in Annual Compensation, regardless of the source of any such amounts, and no award of stock options, restricted stock or other rights under the 1994 Equity Incentive Plan, the 2001 Stock Incentive Plan, or any other Stock Incentive Plan, nor any amounts received or income recognized in connection with receipt of any such award or exercise of any rights under any such award, shall be included in Annual Compensation.

         C. Base Pay. "Base Pay" shall have the same meaning as that term is given under the Officer Agreement.

         D. Cause. "Cause" shall have the same meaning as that term is given under the Officer Agreement.

         E. Change of Control. A "Change of Control" of Company shall be deemed to have occurred upon the happening of any of the following events:


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                  (i)      the acquisition, other than from Company, by any
         individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock of Company or the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (A) Company or any of its Subsidiaries, or (B) any employee benefit plan (or related trust) of Company or its Subsidiaries, or (C) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of Company or the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of directors, as the case may be;

                  (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

                  (iii) consummation of (a) a reorganization, merger or consolidation of Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation or (b) the sale, lease, exchange, or


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         other disposition of all or substantially all of the assets of Company to any other corporation or entity (except a subsidiary or parent corporation as defined in Section 424 of the Code); or

                  (iv) approval by the stockholders of Company of a complete liquidation or dissolution of Company; or

                  (v) Company ceases to have its Common Stock listed on a nationally recognized stock exchange or quoted on the Nasdaq National Market (or any successor quotation system) for any reason other than the price of the Company's Common Stock or the Company's market capitalization.

As used in this definition of Change of Control, (i) the term "Board" means the Board of Directors of Company, (ii) "Common Stock" means the common stock, $0.01 par value per share of Company, and (iii) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which Company has or obtains, directly or indirectly, a proprietary interest of 50% or more by reason of stock ownership or otherwise.

         F. Code. "Code" shall have the same meaning as that term is given under the Officer Agreement.

         G. Company. "Company" shall mean RightCHOICE, except that, if any person or entity other than RightCHOICE employs Executive and is obligated by agreement, operation of law or otherwise to abide by and be bound by the provisions of this Agreement, then "Company" shall mean that person or entity; provided, however, that the substitution of another person or entity as "Company" under this Agreement shall not be construed as removing from, or eliminating with respect to, RightCHOICE or any other person or entity that subsequently employs Executive and becomes bound by the provisions of this Agreement, any of the protections, rights and remedies accruing to the "Company" under the provisions of Section 4 of this Agreement. Notwithstanding the foregoing, for purposes of the definition of "Change of Control" as used herein, the term "Company" shall refer only to RightCHOICE and its successors.

         H. Date of Termination. "Date of Termination" shall mean the effective date of Executive's termination of employment with Company. If Executive delivers a Notice of Termination hereunder to Company, then the Date of Termination shall be thirty (30) days following the date such Notice of Termination is delivered or mailed to Company in accordance with Section 6(B) hereof; provided, however, that in such event Company shall have the right to accelerate such Date of Termination by written notice of such acceleration delivered or mailed to Executive in accordance with Section 6(B) hereof. If Company delivers or mails a Notice of


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Termination hereunder to Executive in accordance with Section 6(B) hereof, then the Date of Termination shall be the date specified by Company in such Notice of Termination.

         I. Designated Beneficiary. "Designated Beneficiary" shall mean the beneficiary designated by Executive in accordance with the Officer Agreement.

         J. Disabled. "Disabled" shall have the same meaning as that term is given under the Officer Agreement.

         K. Employee Statement. "Employee Statement" shall have the same meaning as that term is given under the Officer Agreement.

         L. Executive Severance Benefits. "Executive Severance Benefits" shall mean the benefits described in Section 3(B) hereof.

         M. Good Reason. "Good Reason" shall mean the occurrence, without the written consent of Executive and within twenty-four (24) months following a Change of Control, of any one or more of the following events (provided, however, that none of the following events shall constitute Good Reason if at the time of the occurrence of such event, or during the three-month period prior to such occurrence, there is Cause):

                                    (i)      the assignment to Executive of any
                  duties or responsibilities inconsistent with Executive's status as a senior executive (that is, an executive holding the position of Senior Vice President or above) of Company or a substantial adverse alteration in the nature or status of Executive's responsibilities, job title or position from those in effect immediately prior to the Change of Control;

                                    (ii)     a reduction by Company in the
                  annual base salary that was applicable to Executive immediately prior to the Change of Control, a change to the short-term bonus formula that was applicable to Executive immediately prior to the Change of Control that reduces the amount payable at target level of performance, or a change to the long-term incentive formula that was applicable to Executive immediately prior to the Change of Control that reduces the stock options (or other award) at target level of performance;

                                    (iii)    the relocation of Executive's
                  principal place of performing his duties as an employee of Company to a location in excess of seventy-five (75) miles from the location that was, immediately prior to the Change of Control, Executive's principal place of performing his duties as an employee of Company;


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                                    (iv)     a material reduction in the
                  benefits and perquisites provided to Executive by Company or which Executive was eligible to receive from Company immediately prior to the Change of Control; or

                                    (v)      Company's terminating this
                  Agreement in violation of Section 5 hereof.

         N. Good Reason Termination. "Good Reason Termination" shall mean Executive's terminating employment with Company following the occurrence of an event constituting Good Reason, but only if:

                           (i) Executive, within sixty (60) days after being notified of or becoming aware of such event, objects to such event by delivering Notice of Termination to Company in accordance with
         Section 6(B) hereof;

                           (ii)     Company, having received Notice of
         Termination pursuant to Section 2(N)(i), does not reverse the action or otherwise remedy the situation cited in the Notice of Termination as constituting Good Reason within ten (10) days after receiving such Notice of Termination; and

                           (iii)    Executive terminates employment within three
         (3) months after being notified of or becoming aware of the occurrence of the event cited as constituting Good Reason in the Notice of Termination.

         O. Involuntary Termination. "Involuntary Termination" shall mean the termination of Executive's employment by action of Company within twenty-four (24) months following a Change of Control for any reason other than Cause; provided, however, that the termination of Executive's employment by Company shall not be an Involuntary Termination if, immediately following such termination of employment, Executive is employed by another employer that is to abide by the provisions of this Agreement as described in Section 2(G) hereof.

         P.       Notice of Termination. "Notice of Termination" shall mean:

                           (i) a notice from Executive to Company advising Company of Executive's decision to terminate Executive's employment; or

                           (ii) a notice from Company to Executive advising Executive of Company's decision to terminate Executive's employment.

A Notice of Termination shall be delivered or mailed in accordance with Section 6(B) hereof. If a Notice of Termination is from Executive to Company and if Executive believes such termination


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is for Good Reason, then such Notice of Termination shall specify that such termination is a termination for Good Reason, the event(s) which Executive believes constitute Good Reason and the facts and circumstances supporting such belief of Executive. If a Notice of Termination is from Company to Executive and if Company believes such termination is for Cause, then such Notice of Termination shall specify that such termination is for Cause and shall set forth in reasonable detail the facts and circumstances supporting such belief of Company.

         Q. Standard Severance Benefits. "Standard Severance Benefits" shall mean the benefits described in Section 3(A) of the Officer Agreement.

                                    SECTION 3
                               SEVERANCE BENEFITS

         A. Standard Severance Benefits. No benefits shall be payable to Executive under this Agreement unless and until all conditions specified herein are met, including, without limitation, the occurrence of a Change of Control with the necessary subsequent effect on Executive's employment. Prior to the occurrence of a Change of Control, any severance benefits due to Executive upon termination of employment with Company will be determined solely under the Officer Agreement. Executive agrees that, if at any time Executive qualifies for benefits under this Agreement, the Officer Agreement will terminate automatically and the terms of the Officer Agreement will be given no further effect whatsoever (except to the extent such terms are incorporated herein or items in this Agreement are determined with reference to such terms), Executive will have no rights whatsoever arising under or in connection with the Officer Agreement, no payment of any benefits provided for in the Officer Agreement will be made to Executive and this Agreement will constitute the sole and exclusive authority for payment of severance benefits to Executive. Regardless of anything to the contrary in the preceding sentence, if at any time Executive begins receiving Standard Severance Benefits, this Agreement will terminate automatically and its terms will be given no further effect whatsoever, Executive will have no rights whatsoever arising under or in connection with this Agreement, no payment of any benefits provided for herein will be made to Executive and the Officer Agreement will constitute the sole and exclusive authority of payment of severance benefits to Executive.

         B. Executive Severance Benefits. Subject to Sections 3(C), 3(D), 3(E) and 4(D)(ii) hereof, in the event of Executive's Involuntary Termination or Good Reason Termination, Company shall (a) pay for outplacement services for Executive of the type customarily provided by Company to senior executives at the time of Executive's Involuntary Termination or Good Reason Termination; (b) during the thirty (30) months starting on Date of Termination, continue to provide executive life insurance that is equivalent to the coverage that Company provides on behalf of similarly situated executives employed by Company; and (c) shall pay executive an amount equal to the greater of:


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                  (i)      two (2) times Executive's Annual Compensation; or

                  (ii) (x) three (3) times Executive's Base Pay, plus, (y) for a period of thirty (30) months starting on the Date of Termination, an amount equal to the portion of the premiums (to the extent such premiums are due) for Executive's health, dental, and vision that is equivalent to the portion of the premiums for such coverages that Company pays on behalf of similarly situated executives employed by Company during such thirty (30) month period.

Such Executive Severance Benefits will commence as soon as practicable following the Date of Termination, and (1) in the case of Executive Severance Benefits under Section 3(B)(c)(i) above, will be paid in twenty-four (24) substantially equal monthly installments, or (ii) in the case of Executive Severance Benefits under Section 3(B)(c)(ii)(x) above, in thirty-six (36) substantially equal monthly installments and, in the case of Executive Severance Benefits under
Section 3(B)(c)(ii)(y) above, in thirty (30) substantially equal monthly installments. Company's obligation to pay the amounts specified in Section 3(B)(c)(ii)(y) above shall be reduced by any and all amounts Company pays toward Executive's health, dental and vision with respect to periods after the Date of Termination.

         C.       Suspension or Termination of Severance Benefits:
                  Nonentitlement.

                           (i) Dispute. If at any time a party to this Agreement notifies the other party pursuant to Section 6(B) hereof that one party disputes the position of the other party with respect to any provision of this Agreement, then Company may at any time elect to suspend some or all payments hereunder with respect to Executive (or elect not to commence such payments if payments have not yet commenced) until such dispute is finally resolved either by mutual written agreement of the parties or a binding arbitration award pursuant to
         Section 6(H) hereof. If pursuant to such resolution of the dispute, retroactive payments are to be made to Executive or payments representing reimbursements are to be made to Company, then unless otherwise provided under such resolution, such payments shall bear interest at the rate provided in Section 1274(d)(2)(B) of the Code commencing at the time such payments would have been made absent dispute (in the case of retroactive payments) or commencing at the time such payments were made (in the case of reimbursements).

                           (ii) Subsequent Employment. If at any time while Executive is entitled to Executive Severance Benefits hereunder, Executive is employed (including employment by Company or an Affiliate of Company, employment by any other employer or any form of self-employment) then (a) Company may in its discretion at any


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         time following the date of commencement of such employment, pay to
         Executive the aggregate remaining amounts to be paid to Executive under
         Section 3(B)(c)(i) or 3(B)(c)(ii)(x) hereof in a lump sum; and (b) payments for outplacement services under Section 3(B)(a) and payments under Section 3(B)(c)(ii)(y) hereof shall cease as of the date of commencement of such employment, but if payments for outplacement services under Section 3(B)(a) and/or payments under Section 3(B)(c)(ii)(y) are made by Company subsequent to such date then Company may withhold the amount of any such payments from the amount otherwise to be paid pursuant to Section 3(B)(c)(ii)(x) hereof, and Executive shall pay to Company on demand any such excess amount not so withheld, with such excess amount to bear interest at the rate provided in
         Section 1274(d)(2)(B) of the Code commencing thirty (30) days after such demand.

                           (iii) Disability. If Executive is Disabled during any period while Executive is entitled to Executive Severance Benefits hereunder, then, during any such period that Executive is Disabled, any amounts payable under Section 3(B) hereof during such period shall be reduced (but not to less than zero) by the amounts paid or to be paid with respect to such period to Executive pursuant to any long-term disability plan maintained by Company.

                           (iv) Death. If Executive dies during any period while Executive is entitled to Executive Severance Benefits hereunder, then a lump sum amount equal to the total remaining amounts payable to Executive at the time of Executive's death under Section 3(B) hereof shall be paid to Executive's Designated Beneficiary; provided, however, that such lump sum amount shall be reduced, but not to less than zero, by any amounts payable on account of Executive's death to any beneficiary designated by Executive other than Company under any Company life insurance program.

                           (v) Criminal Charges. If at any time after Executive Severance Benefits become payable hereunder and prior to the completion of the payment of such benefits Executive is charged with a felony, or other crime involving moral turpitude, which crime relates to activities of Executive occurring during the period Executive was employed by Company or its predecessor(s) under this Agreement, then Company may suspend such payments until such criminal charge is resolved. Company shall resume payments and make any retroactive payments (with interest on such retroactive payments at the rate provided in Section 1274(d)(2)(B) of the Code) commencing at the time such payments would have been made absent suspension under this Section 3(C)(v) after such criminal charge is resolved; provided, however, that such payments shall cease and no further payments shall be made at any time Executive is convicted of, or enters a guilty plea to, such crime by or before a court of competent jurisdiction.


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         D.       Code Limitations on Benefits. In the event that the aggregate of any amounts payable to or on behalf of Executive under this Agreement and under any other plan, agreement or policy of Company or any Affiliate of Company would otherwise result in the imposition of tax under Section 4999 of the Code due to an excess parachute payment, as determined by Company's independent auditors, then the amounts payable to or on behalf of Executive under this Agreement shall be reduced to the extent necessary (but not below zero) so that such aggregate amounts shall not be a parachute payment. For purposes of determining any limitation under this Section 3(D): (a) no portion of any benefit the receipt or enjoyment of which Executive shall have effectively waived in writing shall be taken into account, and (b) the value of any non-cash benefit or any deferred payment or benefit shall be determined by Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. If Company's independent auditors determine that payment that would be a parachute payment has been made to Executive hereunder, then the excess of (a) the amount of such payment actually made hereunder over (b) the amount that could be paid hereunder without any amount payable hereunder being a parachute payment, shall constitute a loan by Company to Executive, payable to Company upon demand with interest at the rate provided in Section 1274(d)(2)(B) of the Code commencing as of the date or dates of payment by Company of such excess amount.

         E. General Waiver and Release. Notwithstanding any provision to the contrary in this Agreement, Executive acknowledges that in addition to other conditions set forth in this Agreement, Executive Severance Benefits shall be conditioned upon the prior execution by Executive of a general waiver and release (hereinafter referred to as "Waiver") as described in this Section 3(E), and Executive shall not be eligible for Executive Severance Benefits unless and until Executive has executed the Waiver within twenty-one (21) days following the later of Executive's termination of employment. The Waiver shall be substantially in the form attached hereto as Exhibit A and shall generally waive all claims Executive has or may have against Company or an Affiliate of Company, and any successors or predecessors thereto, and shall release Company and all Affiliates of Company, and any successors and predecessors thereto, from all liability with respect to any such claims; provided, however, that Executive shall not waive, and there shall be no release with respect to, any claim (other than a claim disputing the validity of this Section 3(E) or the Waiver) of Executive to enforce any one or more of the provisions of this Agreement. The foregoing notwithstanding, the Waiver attached hereto as Exhibit A may be modified by Company at any time during the term of this Agreement.

                                    SECTION 4
                              EXECUTIVE'S COVENANTS

         A. Employee Statement. Executive agrees to abide by the Employee Statement (including, but not limited to, the Company Statement of Corporate Ethics).


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         B.       Covenant Not To Disclose. Executive acknowledges that during the course of Executive's employment with Company, Executive has or will have access to and knowledge of certain information and data which Company considers confidential, and that the release of such information or data to unauthorized persons could be detrimental to Company or an Affiliate of Company. As a consequence, Executive hereby agrees and acknowledges that Executive owes a duty to Company not to disclose, and agrees that, during and after the term of Executive's employment, Executive will not communicate, publish or disclose to any person anywhere or use any Confidential Information (as defined below) for any purpose except in accordance with the prior written consent of Company, where necessary or appropriate to carry out Executive's duties as an employee of Company, or as required by law or legal process. Executive will use Executive's best efforts at all times to hold in confidence and to safeguard any Confidential Information from becoming known by any unauthorized person and, in particular, will not permit any Confidential Information to be read, duplicated or copied except in accordance with the prior written consent of Company, where necessary or appropriate to carry out Executive's duties as an employee of Company, or as may be required by law or legal process. Executive will return to Company all Confidential Information in Executive's possession or under Executive's control when the duties of Executive as an employee of Company no longer require Executive's possession thereof, or whenever Company shall so request, and, in any event, will promptly return all such Confidential Information if Executive's employment with Company terminates and will not retain any copies thereof. For the purpose of this Agreement, "Confidential Information" shall mean any information or data used by or belonging or relating to Company or an Affiliate of Company which, if disclosed, could be detrimental to Company or an its Affiliate, including, but not limited to, any such information relating to Company's, or its Affiliate's, members or insureds, trade secrets, proprietary data and information relating to Company's, or its Affiliate's, past, present or future business, price lists, client lists, processes, procedures or standards, know-how, manuals, business strategies, records, drawings, specifications, designs, financial information, whether or not reduced to writing, or any other information or data which Company advises Executive is Confidential Information.

         C.       Covenant Not to Compete.

                           (i) Executive agrees that during the term of Executive's employment by Company and for a period consisting of the greater of: (i) the period over which any Executive Severance Benefits are to be paid under this Agreement (whether or not payment is accelerated hereunder), or (ii) one year from and after the termination of Executive's employment (such term of employment and applicable subsequent period are referred to collectively herein as the "Noncompetition Period"), Executive will not directly or indirectly, without the express prior written consent of Company:

                                    (a)      own or have any interest in or act
                  as an officer, director, partner, principal, employee, agent, representative, consultant to or


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                  independent contractor of, any person, firm, corporation,
                  partnership, business trust, limited liability company or any other entity or business located in or doing business in Company's geographic market which during the Noncompetition Period is engaged in competition in any substantial manner with Company or an Affiliate of Company, provided Executive in any such capacity directly or indirectly performs services in an aspect of such business which is competitive with Company or an Affiliate of Company;

                                    (b)      divert or attempt to divert
                  clients, customers or accounts of Company which are clients, customers or accounts during the Noncompetition Period; or

                                    (c)      hire, or attempt to solicit to
                  hire, for any other person, firm, company, corporation, partnership, business trust, limited liability company or any other entity, whether or not owned (in whole or in part) by Executive, any current employee of Company as of the time of such hire (or attempt to solicit to hire) or former employee of Company who has been employed by Company within the twelve
                  (12) month period immediately preceding the date of such hire or attempt to solicit to hire.

                           (ii) With respect to Executive's obligations under this Section 4(C), Executive acknowledges that Company's geographic market is: (a) the State of Missouri; and (b) a seventy-five
         (75) mile radius surrounding each of St. Louis, Missouri and Kansas City, Missouri.

                           (iii) The restrictions contained in this Section 4(C) are considered by the parties hereto to be fair, reasonable and necessary for the protection of the legitimate business interests of Company.

                           (iv) Executive acknowledges that Executive's experience and capabilities are such that, notwithstanding the restrictions imposed in this Section 4(C), he believes that he can obtain employment reasonably equivalent to his position with Company, and an injunction against any violation of the provisions of this
         Section 4(C) will not prevent Executive from earning a livelihood reasonably equivalent to that provided through his position with Company.

         D.       Certain Remedies.

                           (i) Recognizing that irreparable injury will result to Company in the event of the breach or threatened breach of any of the foregoing covenants and assurances by Executive contained in this Section 4, and that Company's remedies at law for any


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         such breach or threatened breach will be inadequate, if after written notice of breach delivered or mailed to Executive in accordance with
         Section 6(B) hereof Executive takes no satisfactory action to remedy such breach and abide by this Agreement, or absent such notice in the event such breach cannot be remedied, then Company, in addition to such other rights or remedies which may be available to it (including, without limitation, recovery of monetary damages from Executive), shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining Executive, and each and every person, firm or company acting in concert or participation with Executive, from the continuation of such breach and, in addition thereto, Executive shall pay to Company all ascertainable damages, including costs and reasonable attorneys' fees, sustained by Company by reason of the breach or threatened breach of said covenants and assurances.

                           (ii)     In addition to the remedies described in
         Section 4(D)(i), in the event of a material breach of this Agreement by Executive Company shall no longer be obligated to pay any benefits to Executive under this Agreement.

                           (iii) The covenants and obligations of Executive under this Section 4 are each independent covenants and are in addition to and not in lieu of or exclusive of any other obligations and duties of Executive to Company, whether express or implied in fact or in law.

                                    SECTION 5
                      AMENDMENT OR TERMINATION OF AGREEMENT

         Company may terminate this Agreement effective as of any date by giving Executive, in accordance with Section 6(B) hereof, at least one hundred eighty
(180) days' prior written notice of such termination of this Agreement, specifying the effective date of such termination; provided, however, that Company may not terminate this Agreement within twenty-four (24) months following a Change of Control, even if notice of termination of this Agreement was given prior to such Change of Control. No notice of termination of this Agreement shall be given any effect whatsoever, and Executive's and Company's obligations under this Agreement shall continue as if such notice of termination had not been given, in the event that, while this Agreement remains in effect during the notice period, a Change of Control occurs and/or Executive incurs termination for Cause, Involuntary Termination or Proper Reason Termination. Regardless of anything to the contrary in this Agreement, no termination of this Agreement shall terminate Executive's obligations under Sections 4(A) and (B) of this Agreement. Company and Executive may amend this Agreement at any time by written instrument signed by Company and Executive.


Revised March 5, 2001                  13

                                    SECTION 6
                                  MISCELLANEOUS

         A. Employment. This Agreement does not, and shall not be construed to, give Executive any right to be retained in the employ of Company, and no rights granted under this Agreement shall be construed as creating a contract of employment. The right and power of Company to dismiss or discharge Executive "at will" is expressly reserved.

         B. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Company:

                                  Human Resources Department
                                  Attention: Vice President of Human Resources
                                  1831 Chestnut Street
                                  St. Louis, MO 63103-2275

                  If to Executive:

                                  Last known address shown on records of Company

or to such other address as either party may have furnished to the other in writing, except that notice of change of address shall be effective only upon receipt.

         C. Entire Agreement. This Agreement cancels and supersedes all previous and contemporaneous agreements (other than the Officer Agreement) relating to the subject matter of this Agreement, written or oral, between the parties hereto (including the Prior Agreement (as defined below)) and contains the entire understanding of the parties hereto and shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein. The term "Prior Agreement" means that certain Executive Severance Agreement, dated _________, ____, between Executive and RightCHOICE Managed Care, Inc., a Missouri corporation ("Old RightCHOICE").

         D. Effect of 2000 Reorganization. Company and Executive acknowledge and agree that the reorganization of RightCHOICE's predecessor, Old RightCHOICE, on November 30, 2000, constituted a "Change in Control" under the Prior Agreement and shall, anything to the contrary in this Agreement notwithstanding, constitute a "Change of Control" under this Agreement. Company and Executive also acknowledge and agree that, as a result of the


Revised March 5, 2001                  14
occurrence of the Change of Control, in the event of Executive's Involuntary Termination or Good Reason Termination prior to November 30, 2002, Executive shall, subject to the terms and conditions hereof, be entitled to the severance benefits and payments described in this Agreement, and Executive shall not be entitled to any severance benefits or other payments under the Prior Agreement (which has been cancelled and superseded by this Agreement). Company and Executive further acknowledge and agree that the prior occurrence of a Change of Control under this Agreement on November 30, 2000 shall not be deemed to limit additional future Changes of Control under this Agreement.

         E. Captions. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

         F. Governing Law. This Agreement and all rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri without regard to that state's choice of law provisions.

         G. Assignment. This Agreement is personal and not assignable by Executive, but it may be assigned by Company, without notice to or consent of Executive, to any assignee provided such assignee agrees to abide by and be bound by the provisions of this Agreement and this Agreement shall thereafter be enforceable by such assignee. During Executive's lifetime this Agreement and all rights and obligations of Executive hereunder shall be enforceable by and binding upon Executive's guardian or other legal representative in the event Executive is unable to act on his own behalf for any reason whatsoever, and upon Executive's death this Agreement and all rights and obligations of Executive hereunder shall inure to the benefit of and be enforceable by and binding upon Executive's Designated Beneficiary.

         H. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         I. Binding Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration in St. Louis, Missouri, in accordance with the rules of the American Arbitration Association then in effect; provided, however, that, regardless of anything to the contrary in the rules of the American Arbitration Association, the arbitrator shall have authority to review all findings of fact, determinations of benefits and interpretations of this Agreement made by Company and to overturn same, and substitute a different finding of fact, determination of benefits or interpretation of this Agreement therefor, if the arbitrator determines, based on the record in such arbitration and such other factors as he determines are relevant, that he would have made a different finding of fact, determination of benefits or interpretation of this Agreement than Company made in any


Revised March 5, 2001                  15
particular instance. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         J. Invalidity of Provisions. In the event that any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and shall be enforced as so limited.

         K. Waiver of Breach. Failure of Company to demand strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment by Company of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of that right or power at any other time or times.

         L. Pronouns. Pronouns in this Agreement used in the masculine gender shall also include the feminine gender.

         M. Withholding of Taxes. Company shall cause taxes to be withheld from amounts paid pursuant to this Agreement as required by law, and to the extent deemed necessary by Company may withhold from amounts payable to Executive by Company outside of this Agreement amounts equal to any taxes required to be withheld from payments made pursuant to this Agreement, unless Executive has previously remitted the amount of such taxes to Company.

         N. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successors and/or assigns of Company.

         O. Legal Expenses. Company shall reimburse Executive for all reasonable legal and other fees and expenses incurred to secure, preserve or establish entitlement to severance benefits under this Agreement. Company shall reimburse Executive for such fees and expenses on a monthly basis within ten
(10) days after Executive's request for reimbursement accompanied by evidence that the fees and expenses were incurred. Company's reimbursement shall include a tax gross-up payment in respect of the federal, state and local taxes incurred by Executive with respect to the reimbursement of fees and expenses received under this Section 6(O).


THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


Revised March 5, 2001                  16

IN WITNESS WHEREOF, Company has caused this Agreement to be duly executed in duplicate, and Executive has hereunto set his hand, on the day and year first above written.



                                                 RIGHTCHOICE MANAGED CARE, INC.

                                                 By:    /s/  Sandra Van Trease
                                                      --------------------------

                                                 Title:         President
                                                         -----------------------


                                    Subscribed and sworn to before me, a Notary
                                    Public, this 20th day of March, 2001.

                                                      /s/ Judith A. Givens
                                                 -------------------------------
                                                          Notary Public

                                    My Commission Expires:  August 18, 2002

[NOTARY PUBLIC SEAL]


                                                        /s/ Michael Fulk
                                                 -------------------------------
                                                            Executive


                                    Subscribed and sworn to before me, a Notary
                                    Public, this 20th day of March, 2001.

                                                     /s/ Michelle L. Hummert
                                                 -------------------------------
                                                          Notary Public

                                    My Commission Expires:  August 10, 2003
                                                          [NOTARY PUBLIC SEAL]


Revised March 5, 2001                  17

                                    EXHIBIT A

                      GENERAL WAIVER AND RELEASE AGREEMENT


         This General Waiver and Release Agreement ("Agreement") is made and entered into by and among ________________ (hereinafter, "Officer") and RightCHOICE Managed Care, Inc. (which is an independent licensee of the Blue Cross and Blue Shield Association). (RightCHOICE Managed Care, Inc. and its affiliates and subsidiaries are referred to, collectively and/or individually, as appropriate in the context, as the "Company").

         WHEREAS, Officer's active employment ended on ___/___/___; and

         WHEREAS, Officer and the Company on ___/___/___ entered into an Officer Severance Agreement (attached at Tab A) and Executive Severance Agreement (attached at Tab B) (collectively, "Severance Agreement"); and Officer wants to begin receiving benefits under the Severance Agreement; and

         WHEREAS, among other conditions, the Severance Agreement specifically requires Officer to execute a Waiver in order to receive such benefits; and

         WHEREAS, Officer and the Company wish to resolve all matters and disputes between and among them related to the employment of Officer and his/her separation from employment;

         NOW THEREFORE, for and in consideration of the covenants and understandings set forth herein, and for other good and valuable consideration, which each party hereby acknowledges, it is agreed as follows:


Revised March 5, 2001                                                     Page 1

         1. Termination. Officer's termination of employment with the Company qualifies as [describe applicable type of termination] within the meaning of the Severance Agreement. Officer agrees that he/she will not apply for rehire or otherwise seek reinstatement at the Company, its subsidiaries or affiliates. Officer expressly waives any requirement of a Notice of Termination or any other notice or process, if any, as may be required under the Severance Agreement. The parties agree that Officer's last day of active employment with the Company is ________ ("last day of active employment").

         2. Compensation and Benefits. [To be completed based upon type of termination.]

         3. Non-Competition and Non-Disclosure Restrictions. Officer and the Company acknowledge that a non-competition restriction contained in Section 4 of the Officer Severance Agreement (attached at Tab A) and Executive Agreement (attached at Tab B), characterized as a "Covenant Not to Compete," is incorporated by reference herein and is reaffirmed by this Agreement and shall be in full force and effect for a period of ________ months, commencing on the effective date of this Agreement. Officer also reaffirms and agrees to abide by the non-disclosure provisions, characterized as a "Covenant Not to Disclose," contained in Section 4 of the aforementioned Officer Severance Agreement and Executive Agreement and incorporated by reference herein. Officer recognizes and agrees that a substantial part of the consideration identified in Paragraph 2 of this Agreement is consideration for Officer's agreement to abide by the non-competition and non-disclosure restrictions identified in this Paragraph 3. Further, pursuant to Section 4(B) of the Severance Agreement, Officer will promptly return to the Company all Confidential Information (as that term is defined in the Severance Agreement) in Officer's possession and will not retain any copies thereof.


Revised March 5, 2001                  2

         4. Non-Disparagement. Officer agrees that he/she will not make derogatory or negative comments, whether true or false, pertaining to the Company or any of its subsidiaries or other affiliated entities, or their respective current or former officers, directors and/or employees. Officer further agrees that he/she will not make or cause to be made any comments, statements or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of the Company or the aforementioned persons or entities. The Company specifically reserves the right to suspend or terminate benefits under this Agreement and the Severance Agreement, if, subsequent to the execution of this Waiver, the Company becomes aware of information, or an event occurs, which indicates noncompliance with this paragraph or which would otherwise result in a suspension or termination of such benefits in accordance with the provisions of the Severance Agreement.

         5. Confidentiality of Agreement. Officer agrees that he/she will not disclose, publicize, or cause to be publicized in any manner, by statements or by conduct, directly or indirectly, any terms or condition of this Agreement, any underlying facts and circumstances pertaining to this Agreement, or any payments or other actions taken by the Company pursuant to this Agreement, except to Officer's attorneys or professional tax advisors as required for purposes of compliance with tax laws or as required by order of a court of competent jurisdiction. The attorneys and professional tax advisors of Officer will be made aware of these confidentiality provisions prior to any disclosure and shall be


Revised March 5, 2001                  3
required to comply with said provisions. Officer agrees to advise the Company of any attempt to compel testimony regarding the terms and conditions of this Agreement, the underlying facts and circumstances of this Agreement, or any payments or other actions taken by the Company pursuant to this Agreement as soon as practicable, and in any event prior to so testifying, so as to allow challenge to compelling said testimony. Officer agrees that if anyone except those persons specifically excepted above makes any inquiries concerning the terms and conditions of this Agreement, the underlying facts and circumstances giving rise to this Agreement, or any payments or other actions taken by the Company pursuant to this Agreement, he/she will respond only that "the matter has been amicably resolved." This provision and this Agreement are entered into by the Company based upon the material express representations of Officer that no publication or public presentation of the facts or circumstances surrounding this dispute or its settlement is planned or pending as a result of disclosure by Officer, his/her attorney (if any), physicians, counselors, associates, personal friends, or family members. For purposes of this Agreement, "Disclosure" shall mean any communication, including, but not limited to, conversations, interviews, speeches, articles, writings, or notes.

         6. Release. For and in consideration of the covenants, terms and conditions set forth in this Agreement, Officer, for himself/herself and his/her heirs, agrees to and does hereby waive, covenant not to sue, releases, and forever discharges the Company, and each and every one of the Company's subsidiaries and other affiliated entities, and their respective agents, officers, executives, employees, successors, predecessors,


Revised March 5, 2001                  4
attorneys, trustees, directors, and assigns (hereafter in this Paragraph 6, all of the foregoing shall be included in the term "Company"), from and with respect to all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, judgments, and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, arising prior to the date this Agreement becomes effective and including, but not limited to, those in any way related to Officer's employment and/or termination of employment. This release expressly includes, but is not limited to, any claim or cause of action related to the Severance Agreement, any claim based on alleged breach of an actual or implied contract of employment between Officer and Company, any claim based on alleged unjust or tortious discharge, claims arising out of tort, contract or implied contract, equity, implied covenant, invasion of privacy, defamation, personal injury, wrongful discharge, emotional distress, discrimination (whether based on race, sex, age, color, national origin, religion, disability, or any other class protected by law), harassment, retaliation, claims for workers' compensation benefits, claims for unpaid wages, any claim under the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., 42 U.S.C. Section 1981, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Americans With Disabilities Act, 42 U.S.C. Section 12101, et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001, et seq., the Family Medical Leave Act, 29 U.S.C. Section 2601 et seq., the Missouri Service Letter Statute,Section 290.140 RSMo, the Missouri Human Rights Act, Section 213.010 RSMo et seq. any claim under the Fair Labor Standards Act


Revised March 5, 2001                  5
of 1938, 29 U.S.C. Section 201 et seq., any claim under common law, and any claim under any federal, state or local statute, regulation, constitution, order or executive order, and/or any other basis, including damages of any type or description, (including, without limitation, punitive, compensatory or statutory), and expenses of any type or description, including but not limited to attorneys' fees or costs. Officer further agrees that in the event that any person or entity should bring a charge, claim, complaint, or action on his/her behalf, he/she hereby waives and forfeits any right to recovery under said claim and will exercise every good faith effort to have such claim dismissed.

         Notwithstanding the above, Officer shall not waive, and there shall be no release with respect to, any claim (other than a claim disputing the validity of Section 3(D) of the Officer Severance Agreement and Section 3(E) of the Executive Severance Agreement or the provisions of this Waiver) of Officer to enforce any one or more of the provisions of the Severance Agreement.

         7. Affirmation. Officer affirms that he/she has made no charge, claim, complaint or action against the Company in any government agency or court and that no such matter is pending

         8. Knowing and Voluntary Waiver. Officer hereby acknowledges that he/she is entering into this Agreement knowingly and voluntarily and understands that he/she is waiving valuable rights to which he/she may otherwise be entitled. Officer hereby acknowledges that he/she has been advised to consult with an attorney regarding this Agreement. Officer further acknowledges that he/she can take up to twenty-one (21)


Revised March 5, 2001                  6
calendar days to execute this Agreement (up to 5 p.m. on ______, ____) and fully understands the effect of signing this document.

         If Officer is age 40 or over, Officer acknowledges that he/she will have seven (7) days after executing this Agreement in which to rescind it and that this Agreement will not become effective (and that he/she is entitled to no compensation or other benefits under this Agreement) until eight (8) days after its execution. Officer acknowledges that a significant part of the salary continuation and other benefits and reimbursements provided in this Agreement is consideration for waiving any claim of age discrimination under the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq.

         9. Cooperation. Officer agrees to cooperate in a reasonable manner with representatives of the Company, including counsel, in legal matters for three years following the execution of this Agreement. Officer agrees to make himself/herself available upon three days notice from the Company, or its attorneys, to meet with and consult with representatives and/or counsel and to be interviewed by same, to provide documents, to be deposed, to testify at a hearing or trial or to accede to any other reasonable request by the Company in connection with any threatened legal claim or any lawsuit either currently pending against the Company or any lawsuit filed after Officer's separation that involves issues relating to Officer's actions, job responsibilities or to decisions made by him/her during his/her employment with the Company.

         10. Injunctive Relief. In the event of a breach or threatened breach of any of Officer's duties and obligations under this Agreement, the Company shall be entitled, in


Revised March 5, 2001                  7
addition to any other legal or equitable remedies the Company may have in connection therewith (including any right to damages that the Company may suffer), to a temporary, preliminary and/or permanent injunction restraining such breach or threatened breach. Officer agrees that he will pay the reasonable attorney's fees, costs and expert fees, as they are incurred by the Company, in the event of a breach or threatened breach of this Agreement. Notwithstanding the preceding, the parties agree that nothing in this Paragraph 10 shall be construed to require Officer to pay Company's attorneys' fees, expert witness fees or damages (except as attorneys' fees, expert witness fees or damages are allowed by existing law (including but not limited to awards for frivolous or bad faith litigation)) as the result of Officer initiating a claim, charge or suit under the Age Discrimination Employment Act ("ADEA") or otherwise challenging the waiver in this Agreement of a claim under the ADEA.

         11. Invalidity of Provisions. In the event that any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

         12. Governing Law. This Agreement shall be construed and governed by the laws of the State of Missouri.


Revised March 5, 2001                  8

         13. Disclosure. Officer hereby represents, acknowledges, and warrants that Officer has disclosed to Company any information known to Officer concerning any conduct involving Company that Officer has any reason to believe may be unlawful or involve any false claims to the United States.

         14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successors or assigns of the Company and the heirs and personal representatives of Officer.

         15. Non-Admission. No actions taken by the Company, either previously or in connection with this Agreement, shall be deemed or construed to be an admission of the truth or falsity of any allegation or claim, or any acknowledgment by and of the Company of any liability to Officer or to any person for any other claim, demand or action, all liability being expressly denied by the Company.

         16. Entire Agreement. This Agreement and any attachments hereto constitute the entire agreement of the parties pertaining to the subject matter addressed herein. The parties fully understand and agree to the terms and provisions of this Agreement. This Agreement may not be modified, amended or waived without the express prior written consent of both the Company and the Officer.

         17. Miscellaneous. Separate copies of the document shall constitute original documents which may be signed separately but which together will constitute one single agreement.


Revised March 5, 2001                  9

         IN WITNESS WHEREOF, the undersigned have executed this General Waiver and Release Agreement.

         I HAVE READ THIS GENERAL WAIVER AND RELEASE, UNDERSTANDING ALL ITS TERMS, AND SIGN IT AS MY FREE ACT AND DEED.


Date:_________________________                   _______________________________
                                                 Officer:

         Subscribed and sworn to before me, a Notary Public, this ________ day of ____________, ____.

                                                 _______________________________
                                                 Notary Public

My Commission Expires:

_________________________

         I HAVE READ THIS GENERAL WAIVER AND RELEASE, UNDERSTANDING ALL ITS TERMS, AND SIGN IT ON BEHALF OF THE COMPANY AS THE FREE ACT AND DEED OF THE COMPANY WITH FULL AUTHORITY TO EXECUTE THIS DOCUMENT ON BEHALF OF THE COMPANY.

Date:_________________________


                                              COMPANY

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________


Revised March 5, 2001                  10

         Subscribed and sworn to before me, a Notary Public, this _________ day of __________, ____.


                                                 _______________________________
                                                 Notary Public

My Commission Expires:

_________________________


Revised March 5, 2001                  11